Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Frontier Communications Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-190613, 333-181299, 333-158391, 333-58044 and 333-203537), and on Form S-8 (Nos. 333-188440, 333-159508, 333-151247, 333-151248, 333-151245, 333-142636, 333-91054, 333-71821, 333-71597, 333-71029, 333-61432, 33-48683, 33-42972 and 333-203625), of Frontier Communications Corporation and subsidiaries of our reports dated February 25, 2016, with respect to the consolidated balance sheets of Frontier Communications Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Frontier Communications Corporation.

/s/ KPMG LLP

Stamford, Connecticut
February 25, 2016